Exhibit 10.29

SECOND AMENDMENT TO PURCHASE AND SALE AGREEMENT
AND ESCROW INSTRUCTIONS
THIS SECOND AMENDMENT TO PURCHASE AND SALE AGREEMENT AND ESCROW INSTRUCTIONS (this “Second Amendment”) is made as of the 15th day of March, 2012, by and between AGL/SLC MCEWEN NO. 2, LLC, a Delaware limited liability company (“Seller”), and KBS CAPITAL ADVISORS LLC, a Delaware limited liability company (“Purchaser”). In consideration of the mutual promises and covenants contained herein, the parties hereto agree as follows:
RECITALS
A.    Seller and Purchaser are parties to that certain Purchase and Sale Agreement and Escrow Instructions dated as of February 21, 2012 (the “Original Purchase Agreement”). All initially-capitalized terms not otherwise defined herein shall have the meanings set forth in the Purchase Agreement unless the context clearly indicates otherwise.
B.    Purchaser and Seller entered into that certain First Amendment to Purchase and Sale Agreement and Escrow Instructions dated as of March 13, 2012 (the “First Amendment”; the Original Purchase Agreement, as amended by the First Amendment is referred to herein as the “Purchase Agreement”).
C.    Seller and Purchaser have agreed to modify the terms of the Purchase Agreement as set forth in this Second Amendment.
NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intended to be legally bound, Seller and Purchaser agree as follows:
1.Recitals. The Recitals set forth above are hereby incorporated herein by reference as if the same were fully set forth herein.
2.    Inspection Period. The parties have agreed to extend the Inspection Period by one day. Accordingly, the first sentence of Section 3.3 of the Purchase Agreement as previously amended, is deleted in its entirety and replaced with the following:
“Purchaser will have until 5:00 p.m., Franklin, Tennessee time, on March 16, 2012 (the “Inspection Period”) and continuing through the Closing Date, to enter and investigate the Property and all matters relevant to its acquisition, ownership and operation.”
3.    Effectiveness of Agreement. Except as modified by this Second Amendment, all the terms of the Purchase Agreement shall remain unchanged and in full force and effect.
4.    Counterparts. This Second Amendment may be executed in counterparts, and all counterparts together shall be construed as one document.

5.     Telecopied Signatures. A counterpart of this Second Amendment that is signed by one party to this Second Amendment and telecopied or emailed to the other party to this Second Amendment or its counsel (i) shall have the same effect as an original signed counterpart of this Second Amendment, and (ii) shall be conclusive proof, admissible in judicial proceedings, of such party’s execution of this Second Amendment.
6.    Successors and Assigns. All of the terms and conditions of this Second Amendment shall apply to benefit and bind the successors and assigns of the respective parties.
IN WITNESS WHEREOF, Seller and Purchaser have entered into this Second Amendment to Purchase and Sale Agreement and Escrow Instructions as of the date first above stated.
[SIGNATURES ON NEXT TWO PAGES]

“SELLER”
AGL/SLC MCEWEN NO.2, LLC,
a Delaware limited liability company

By: /s/ Gabe L. Finke
Name: Gabe L. Finke
Title: Manager

“PURCHASER”
KBS CAPITAL ADVISORS LLC,
a Delaware limited liability company

By:    /s/ Charles J. Schreiber, Jr.
Charles J. Schreiber, Jr.
Chief Executive Officer